UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Listing Rule 5620

On January 7, 2025, Blackboxstocks Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Company is currently not in compliance with Nasdaq’s annual meeting requirements as set forth in Nasdaq Listing Rule 5620(a). Nasdaq Listing Rule 5620(a) requires that each company listing common stock or preferred stock, and their equivalents, hold an annual meeting of stockholders within one year of the end of each fiscal year. As such, the Company was required to hold its 2024 annual meeting of the stockholders (the “2024 Annual Meeting”) on or before December 31, 2024. The Company did not hold the 2024 Annual Meeting on or before December 31, 2024 and therefore, is not currently in compliance with Nasdaq’s annual meeting requirements as set forth in Nasdaq Listing Rule 5620(a).

The 2024 Annual Meeting is currently scheduled for February 7, 2025.

Nasdaq Listing Rule 5605

On January 4, 2025, Ray Balestri, a current named director of the Company, passed away unexpectedly. Prior to his passing, Mr. Balestri also served as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee. On January 7, 2025, the Company notified Nasdaq that, as a result of Mr. Balestri’s passing, the Company is no longer in compliance with certain Corporate Governance Requirements as set forth in Nasdaq Listing Rule 5605.

Pursuant to Nasdaq Listing Rule 5605(b)(1), a majority of the board of directors of a listed company must be comprised of Independent Directors as defined in Nasdaq Listing Rule 5605(a)(2). With Mr. Balestri’s passing, the Company’s board of directors is currently comprised of only four members, Gust Kepler, Robert Winspear, Keller Reid and Dalya Sulaiman. Only two of the four, Mr. Reid and Ms. Sulaiman, qualify as Independent Directors as defined in Nasdaq Listing Rule 5605(a)(2). Therefore, the Company’s board of directors is no longer comprised of a majority of Independent Directors as required by Nasdaq Listing Rule 5605(b)(1).

Pursuant to Nasdaq Listing Rule 5605(c)(2)(A), a listed company must have an audit committee of at least three members, each of whom must be an Independent Director as defined under Nasdaq Listing Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act). With Mr. Balestri’s passing, the Company’s Audit Committee is currently comprised of only two members, Keller Reid and Dalya Sulaiman, each of whom meet the independence requirements set forth in Nasdaq Rule 5605(a)(2) and Rule 10-A3(b)(1) of the Exchange Act. Therefore, the Company’s Audit Committee is no longer comprised of at least three members meeting the aforementioned independence requirements as required by Nasdaq Listing Rule 5605(c)(2)(A).

The Company is in the process of reviewing and evaluating potential options to regain compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) within the cure period provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer